Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SINTX Technologies, Inc.

Salt Lake City, Utah

We hereby consent to the incorporation by reference in this Amendment No.1 to the Registration Statement on Form S-3 of our report dated March 18, 2025, relating to the consolidated financial statements of SINTX Technologies, Inc., and subsidiaries (collectively, the Company), as of December 31, 2024 and 2023 and for each of the years then ended, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2024.

/s/ TANNER LLP

Lehi, Utah

December 8, 2025